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                                                           EXHIBIT 1.A.(5)(b)(2)

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                         ML LIFE INSURANCE COMPANY OF NEW YORK         NEW YORK,
                                                                       NEW YORK

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                               GUARANTEE OF INSURABILITY RIDER

                               This rider gives the owner the right to pay the planned periodic premiums shown in Policy
                               Schedule 1 without our requiring a medical examination or other proof that you are still insurable.

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 REQUIREMENTS FOR EACH         -  We must receive the planned periodic premium
 PLANNED PERIODIC PREMIUM         while you are alive and not more than 30 days
 UNDER THIS RIDER                 before or 30 days after a date shown in
                                  Policy Schedule 1 on which planned periodic
                                  premiums may be paid.
                               -  If the owner does not make a planned periodic
                                  premium within the period indicated, this
                                  rider will end.
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 CHARGE FOR THIS RIDER         The charge, if any, for this rider is shown in
                               Policy Schedule 3. This charge will be deducted from the investment base on the policy processing dates after the policy date while this rider is in effect.
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 WHEN THIS RIDER ENDS          This rider will end on the earliest of the
                               following:

                               -  Upon written request from the owner;
                               -  30 days after the last date shown in Policy
                                  Schedule 1 on which a planned periodic
                                  premium, may be paid;
                               -  The failure to make a planned periodic
                                  premium payment within the period indicated
                                  above; or
                               -  The date this policy ends.
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                               This rider is part of the policy to which it's
                               attached.


                      /s/ BARRY G. SKOLNICK             /s/ ALLEN JONES
                      -------------------------         --------------------
                          Barry G. Skolnick                 Allen Jones
                              Secretary                      President





MGIOFP87                                                              SPECIMEN